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                                                                    Exhibit 4.10

(MULTICURRENCY--CROSS BORDER)

                                    ISDA(R)
                  International Swap Dealers Association, Inc.

                                    SCHEDULE
                                     TO THE
                                MASTER AGREEMENT

                          dated as of August 21, 2001

between   MORGAN GUARANTY TRUST            and           WORLD FINANCIAL NETWORK
          COMPANY OF NEW YORK                            CREDIT CARD MASTER NOTE
                                                         TRUST
              ("Party A")                                   ("Party B")

                         PART 1: TERMINATION PROVISIONS

(a) "INDENTURE" means the Master Indenture dated as of August 1, 2001, between World Financial Network Credit Card Master Note Trust, as Issuer, and BNY Midwest Trust Company, as Indenture Trustee, as supplemented by the Series 2001-A Indenture Supplement dated as of August 21, 2001, between World Financial Network Credit Card Master Note Trust, as the Issuer, and BNY Midwest Trust Company, as the Indenture Trustee, in each case, as amended, modified, supplemented, restated or replaced from time to time.

(b)   "SPECIFIED ENTITY" means in relation to Party A for the purpose of:-

      Section 5(a)(v) (Default under Specified Transaction),   none;

      Section 5(a)(vi) (Cross Default),                        none;

      Section 5(a)(vii) (Bankruptcy),                          none; and

      Section 5(b)(iv) (Credit Event Upon Merger),             none;

      in relation to Party B for the purpose of:-

      Section 5(a)(v) (Default under Specified Transaction)    none;

      Section 5(a)(vi) (Cross Default),                        none;

      Section 5(a)(vii) (Bankruptcy),                          none; and

      Section 5(b)(iv) (Credit Event Upon Merger),             none.

(c)   "SPECIFIED TRANSACTION" will have the meaning specified in Section 14.


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(d)   THE "BREACH OF AGREEMENT" provisions of Section 5(a)(ii), the
      "MISREPRESENTATION" provisions of Section 5(a)(iv), the "DEFAULT UNDER SPECIFIED TRANSACTIONS" provisions of Section 5(a)(v) and the "CROSS DEFAULT" provisions of Section 5(a)(vi) will not apply to Party A or Party B.

(e)   The "ILLEGALITY" provision of Section 5(b)(i)

            will not apply to Party A
            will not apply to Party B.

(f)   The "TAX EVENT" provision of Section 5(b)(ii)

            will not apply to Party A
            will not apply to Party B.

(g)   The "TAX EVENT UPON MERGER" provision of Section 5(b)(iii)

            will not apply to Party A
            will not apply to Party B.

(h)   The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv)

            will not apply to Party A
            will not apply to Party B.

(i)   The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a)

            will not apply to Party A
            will not apply to Party B.

(j)   PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e):

      (i)   Market Quotation will apply.

      (ii)  The First Method will apply.

(k)   "TERMINATION CURRENCY" means United States Dollars.

(l)   ADDITIONAL TERMINATION EVENT; REDEMPTION OF THE SECURED NOTES.

            (i) Party B shall, as provided in the Indenture, direct the Indenture Trustee to notify Party A if notice is given pursuant to the Indenture of a redemption by Party B of all of the Notes (any such redemption by Party B of all of the Notes, a "Redemption Event").

            (ii) If a Redemption Event occurs it shall be an Additional Termination Event for which Party B shall be the sole Affected Party and each Transaction shall be an Affected Transaction.

            (iii) If a Redemption Event is to occur, the Early Termination Date in respect of each Affected Transaction shall be deemed to occur on the Distribution Date in respect of such Redemption Event. Any Settlement Amount payable in respect


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                  of such Redemption Event shall be paid, in the case of Party A and Party B, on the date of such Early Termination Date; provided that no such payments shall be made by Party B until the Note Principal Balance (as defined in the Indenture Supplement) has been reduced to zero.

(m) UNAUTHORIZED AMENDMENTS. Party B shall deliver to Party A a copy of any proposed Supplemental Indenture before such document takes effect.

(n) DOWNGRADE OF PARTY A. If a Ratings Event (as defined below) shall occur and be continuing with respect to Party A, then Party A shall, within 5 Local Business Days of such Ratings Event, (A) give notice to Party B of the occurrence of such Ratings Event, and (B) use reasonable efforts to transfer Party A's rights and obligations under the Agreement and all Confirmations to another party, subject to satisfaction of the Rating Agency Condition (as defined below), and at the cost of Party A. If such a transfer by Party A has not occurred within 20 Local Business Days after the occurrence of a Ratings Event, Party B shall demand that Party A deliver Eligible Collateral on a mark-to-market basis, to secure Party B's exposure, if any, to Party A, and such Eligible Collateral shall be delivered in accordance with a Credit Support Annex to be attached hereto and made a part hereof within 10 Local Business Days of Party B's demand therefor. The Eligible Collateral to be posted and the Credit Support Annex to be executed and delivered shall be subject to the Rating Agency Condition. Notwithstanding the addition of the Credit Support Annex and the posting of Eligible Collateral, Party A shall continue to use reasonable efforts to transfer its rights and obligations to an acceptable third party; provided, however, that Party A's obligations to find a transferee and to post Eligible Collateral under such Credit Support Annex shall remain in effect only for so long as a Ratings Event is continuing with respect to Party A. For the purpose of this Part 1(k), a "Ratings Event" shall occur with respect to Party A if the long-term and short-term senior unsecured deposit ratings of Party A cease to be at least A+ and A-1 by Standard & Poor's Ratings Service or any successor thereto ("S&P"), or at least A1 and P-1 by Moody's Investors Service, Inc. or any successor thereto ("Moody's"), or at least A+ and F1 by Fitch Ratings, Inc. or any successor thereto ("Fitch"), to the extent such obligations are rated by S&P, Moody's or Fitch. "Rating Agency Condition" has the meaning specified in the Indenture defined in Part 1(a) of this Schedule.

      The failure by Party A to post Eligible Collateral in accordance herewith shall constitute an Event of Default with Party A as the Defaulting Party.

(o) Notwithstanding anything to the contrary in Section 6(e) of the Agreement, if an Early Termination Date is designated due to the occurrence of a Termination Event or an Additional Termination Event and the Settlement Amount calculated in respect thereof is a negative number, then the Settlement Amount shall be deemed to be zero.

                          PART 2: TAX REPRESENTATIONS

(a) PAYER TAX REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement, Party A and Party B will make the following representation:-

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (x) the accuracy of any representations made by the other party


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            pursuant to Section 3(f) of this Agreement, (y) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (z) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, PROVIDED that it shall not be a breach of this representation where reliance is placed on clause (y) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

      (b) PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party A and Party B will make the following representations specified below, if any: none

                     PART 3: AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents:

      (a) Tax forms, documents or certificates to be delivered are:

PARTY         FORM/DOCUMENT/CERTIFICATE      DATE BY WHICH TO BE DELIVERED
REQUIRED TO
DELIVER
DOCUMENT

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Party A and   Any form, document or          Upon request
Party B       certificate as may be
              requested pursuant to Section
              4(a)(iii) of this Agreement.

Party B       An executed United States      (i) As soon as reasonably
              Internal Revenue Service       practicable after execution of this
              Form W-9 (or any successor     Agreement, (ii) promptly upon
              thereto), as applicable.       reasonable demand by Party A and
                                             (iii) promptly upon learning that
                                             any such form previously provided
                                             by Party B has become obsolete or
                                             incorrect.

(b)      Other documents to be delivered are:-

PARTY        FORM/DOCUMENT/CERTIFICATE           DATE BY          COVERED BY
REQUIRED TO                                      WHICH TO BE      SECTION 3(d)
DELIVER                                          DELIVERED        REPRESENTATION
DOCUMENT

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Party A and  Certified copies of all corporate   Upon execution   Yes
Party B      authorizations and any other        and delivery of
             documents with respect to the       this Agreement
             execution, delivery and
             performance of this Agreement
             and the Indenture.


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PARTY        FORM/DOCUMENT/CERTIFICATE           DATE BY          COVERED BY
REQUIRED TO                                      WHICH TO BE      SECTION 3(d)
DELIVER                                          DELIVERED        REPRESENTATION
DOCUMENT

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Party A and  Certificate of authority and        Upon execution   Yes
Party B      specimen signatures of individuals  and delivery of
             executing this Agreement and any    this Agreement
             Confirmations.                      and thereafter
                                                 upon request of
                                                 the other party

Party B      An opinion of counsel to Party B    Upon execution   Yes
             on the enforceability of the        and delivery of
             Agreement and the Confirmation      this Agreement
             in respect of Party B, reasonably
             satisfactory in form and substance
             to Party A.

Party A      An opinion of counsel to Party A    Upon execution   Yes
             on the enforceability of the        and delivery of
             Agreement and the Confirmation      this Agreement
             in respect of Party A, reasonably
             satisfactory in form and substance
             to Party B.

Party A and  Such other documents as the other   Promptly upon    Yes
Party B      party may reasonably request in     request
             connection with each Transaction.

                             PART 4: MISCELLANEOUS

(a)   ADDRESS FOR NOTICES. For the purpose of Section 12(a) of this Agreement:-

      Address for notice or communications to Party A:

        Morgan Guaranty Trust Company of New York
        60 Wall Street
        New York, NY 10260
        Attn.: Global Swap Unit
        Telex No.: WVD 649216
        Answerback: M6T VI
        Facsimile No.: 212-648-5922


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      Address for notice or communications to Party B:

        World Financial Network Credit Card Master Note Trust
        c/o JP Morgan Chase
        500 Stanton Christiana Road
        OPS4/ 3rd Floor
        Newark, DE 19713
        Attention: Institutional Trust Services
        Telephone No.: 302-552-6287
        Facsimile No.: 302-552-6280

        With a copy to:

        World Financial Network National Bank
        800 Techcenter Drive
        Gahanna, OH 43230
        Attention: Treasurer
        Telephone No.: 614-729-4723
        Facsimile No.: 614-729-4899

(b)   PROCESS AGENT. For the purpose of Section 13(c):

      Party A appoints as its Process Agent: Not applicable.

      Party B appoints as its Process Agent: Not applicable.

(c)   OFFICES. The provisions of Section 10(a) will apply to this Agreement.

(d)   MULTIBRANCH PARTY. For the purpose of Section 10 of this Agreement:-

      Party A is a Multibranch Party and may act through any Office specified in the Confirmation for a Transaction.

      Party B is not a Multibranch Party.

(e) CALCULATION AGENT. The Calculation Agent is Party A unless otherwise agreed to in writing by Party A or unless Party A is the sole Defaulting Party with respect to an Event of Default, in which case the Calculation Agent shall be appointed by the Indenture Trustee. If a party disagrees with a determination of market value made by the Calculation Agent, such party shall promptly provide to the Calculation Agent the basis for its disagreement. The original determination of market value made by the Calculation Agent shall remain valid unless the Calculation Agent, on the basis of the information provided by the disputing party, determines otherwise.

(f)   CREDIT SUPPORT DOCUMENT. None.

(g)   CREDIT SUPPORT PROVIDER.

      Credit Support Provider means in relation to Party A: Not applicable.


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      Credit Support Provider means in relation to Party B: Not applicable.

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to its conflict of laws doctrine, other than Section 5-1401 of the General Obligations Law).

(i) NETTING OF PAYMENTS. All amounts payable on the same date, in the same currency and in respect of the same Transaction shall be netted in accordance with Section 2(c) of this Agreement. The election contained in the last paragraph of Section 2(c) of this Agreement shall not apply for the purposes of this Agreement.

(j) AMENDMENTS. Any amendments to the Agreement, Schedule and/or Confirmation shall be subject to the Rating Agency Condition.

(k) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement.

                            PART 5: OTHER PROVISIONS

(a) ADDITIONAL AGREEMENTS. Party A agrees that it shall not enter a transaction of the type referred to in 5(a)(viii) (Merger Without Assumption) where the resulting, surviving or transferee entity fails to assume all of the obligations of Party A hereunder.

(b) DELIVERY OF CONFIRMATIONS. For each Transaction entered into hereunder, Party A shall promptly send to Party B a Confirmation via facsimile transmission. Party B agrees to respond to such Confirmation within two
      (2) Local Business Days, either confirming agreement thereto or requesting a correction of any error(s) contained therein. Failure by Party A to send a Confirmation or of Party B to respond within such period shall not affect the validity or enforceability of such Transaction. Absent manifest error, there shall be a presumption that the terms contained in such Confirmation are the terms of the Transaction.

(c) RECORDING OF CONVERSATIONS. Each party to this Agreement acknowledges and agrees to the tape recording of conversations between trading and marketing personnel of the parties to this Agreement whether by one or other or both of the parties or their agents, and that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement.

(d) FURNISHING SPECIFIED INFORMATION. Section 4(a)(iii) is hereby amended by inserting "promptly upon the earlier of (i)" in lieu of the word "upon" at the beginning thereof and inserting "or (ii) such party learning that the form or document is required" before the word "any" on the first line thereof.

(e) NOTICE BY FACSIMILE TRANSMISSION. Section 12(a) is hereby amended by inserting the words "2(b)," between the word "Section" and the number "5" and inserting the words "or 13(c)" between the number "6" and the word "may" in the second line thereof.

(f) Section 3(a) of this Agreement is amended by (i) deleting the word "and" at the end of clause (iv); (ii) deleting the period at the end of clause
      (v) and inserting therein "; and " ; and (iii) by inserting the following additional representation:

            "(vi) ELIGIBLE CONTRACT PARTICIPANT. It is an `eligible contract participant' as defined under the Commodity Exchange Act,
                  Section 1(a)(12)."


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(g)   Section 3 is revised so as to add the following Section (g) at the end thereof:

      "(g) RELATIONSHIP BETWEEN PARTIES. Each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):-

            (i) NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. Further, such party has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

            (ii) EVALUATION AND UNDERSTANDING. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

            (iii) STATUS OF PARTIES. The other party is not acting as an agent, fiduciary or advisor for it in respect of that Transaction."

(h) WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(i) NON-PETITION. Party A hereby agrees that it will not, prior to the date which is one year and one day after all Series 2001-A Notes issued by Party B pursuant to the Indenture have been paid in full, acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against Party B under any federal or state bankruptcy, insolvency or similar law or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Party B or any substantial part of the property of Party B, or for the purpose of ordering the winding up or liquidation of the affairs of Party B. Nothing herein shall prevent Party A from participating in any such proceeding once commenced.

(j) LIMITED RECOURSE. The obligations of Party B under this Agreement are limited recourse obligations of Party B, payable solely from the Trust Estate (as such term is defined in the Indenture), subject to and in accordance with the terms of the Indenture, and, following realization of the Trust Estate, any claims of Party A against Party B shall be extinguished. No recourse shall be had for the payment of any amount owing in respect of this Agreement against the trustee, or any officer, member, director, employee, security holder or incorporator thereof (each, an "Affiliated Person") of Party B or its successors or assigns for any amounts payable under this Agreement. It is understood that the foregoing provisions shall not (i) prevent


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      recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate (subject to the priority of payments set forth in the Indenture) or (ii) constitute a waiver, release or discharge of any obligation of Party B arising under this Agreement until the Trust Estate has been realized and the proceeds applied in accordance with the Indenture, whereupon any outstanding obligation of Party B under this Agreement shall be extinguished.

(k) TRANSFER. Section 7 of the Agreement is supplemented by the additional requirement that any transfer or assignment by Party A of its obligations under the Agreement (including any Confirmation), and any amendments to the Agreement (including any Confirmation), shall be subject to the Rating Agency Condition. Party A consents to the pledge and assignment by Party B of its rights and obligations hereunder and under any Transaction to the Indenture Trustee pursuant to the Indenture.

(l) EVENTS OF DEFAULT. (i) Section 5(a)(i) of the Agreement is amended by substituting the following therefor: "Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it within five days of the date due under this Agreement and, upon at least one Business Days' prior notice to the other party."

(m) RATING OF PARTY A. Party A represents to Party B that, on the date of this Agreement, (i) its long-term unsecured debt is rated at or above "A+" by S&P, "A1" by Moody's and "A+" by Fitch, and (ii) its short-term unsecured debt is rated at or above "A-1" by S&P, "P-1" by Moody's and "F1" by Fitch.

(n) OWNER TRUSTEE. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Chase Manhattan Bank USA, National Association, not individually or personally but solely as trustee of Party B in the exercise of the powers and authority conferred and vested in it under the Amended and Restated Trust Agreement (as defined in the Indenture), (b) each of the representations, undertakings and agreements herein made on the part of Party B are made and intended not as personal representations, undertakings and agreements by Chase Manhattan Bank USA, National Association, but are made and intended for the purpose of binding only Party B, and (c) under no circumstances shall Chase Manhattan Bank USA, National Association be personally liable for the payment of any indebtedness or expenses of Party B or be liable for the breach or failure of any obligation, representations, warranty or covenant made or undertaken by Party B under this Agreement.


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ACCEPTED AND AGREED:

MORGAN GUARANTY TRUST                   WORLD FINANCIAL NETWORK CREDIT
COMPANY OF NEW YORK                     CARD MASTER NOTE TRUST

                                        By:  Chase Manhattan Bank USA, National
                                        Association, not in its individual
By: /s/ James Dwyer                     capacity, but solely as Owner Trustee
    -------------------------------
    Name: James Dwyer
    Title: Vice President


                                        By: /s/ Denis Kelly
                                            ----------------------------------
                                            Name: Denis Kelly
                                            Title: Assistant Vice President


By:  ______________________________
    Name:
    Title:


                           WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST
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